DISCOVERY COMMUNICATIONS REPORTS FULL YEAR AND
FOURTH QUARTER 2014 RESULTS

Full Year 2014 Financial Highlights:

•Revenues increased 13% to $6,265 million
•Adjusted OIBDA increased 4% to $2,491 million
•Adjusted Earnings per Diluted Share increased 13% to $1.84
•Free cash flow increased 2% to $1,198 million
•Repurchased over $1.4 billion worth of stock

Silver Spring, Maryland – February 19, 2015: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the full year and fourth quarter ended December 31, 2014.

"The healthy performance of our core business coupled with increasing contributions from our recent strategic acquisitions led to another year of solid operational and financial results and increasing capital returns in 2014," said David Zaslav, President and Chief Executive Officer of Discovery Communications. "Despite a more challenging U.S market and significant foreign currency headwinds, our content portfolio once again drove audience gains and boosted our market share around the world. As we move into 2015, we are confident that our long-term content investment strategy, strong global IP and brands, and local approach to markets will continue to drive our results and enable us to deliver additional value to shareholders.”

Full Year Results

Full year revenues of $6,265 million increased $730 million, or 13%, compared to the full year a year ago, as International Networks was up 28% and U.S. Networks was flat, primarily due to additional revenues from licensing agreements in the prior year. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) increased 4% to $2,491 million, as International Networks was up 18% while U.S. Networks was down 2% due to the impact of licensing agreements. Changes in foreign currency exchange rates reduced full year revenue growth by 2% and Adjusted OIBDA growth by 3%. Excluding foreign currency fluctuations, the impact of newly acquired businesses(2), licensing agreements and the consolidation of Discovery Family, total Company revenues increased 7% and Adjusted OIBDA increased 6%.

Discovery Communications, Inc.'s full year net income of $1,139 million ($1.66 per diluted share)(3) increased $64 million, or 6%, compared to $1,075 million ($1.49 per diluted share) for the full year 2013, primarily due to improved operating performance as well as lower mark-to-market equity-based compensation, lower losses on derivatives and lower taxes, partially offset by higher restructuring costs, gains associated with the consolidation of new businesses in 2013 and increased amortization associated with purchase price allocation. Adjusted Earnings Per Diluted Share(4) ("Adjusted EPS"), which excludes the impact of amortization of acquisition-related intangible assets, was $1.84 for the full year, up 13% compared with $1.63 for full year 2013.

(1)	See the full definition of Adjusted Operating Income Before Depreciation and Amortization on page 7.
(2)
Newly acquired businesses include Eurosport International since May 30, 2014 and first quarter results from SBS Nordic, which Discovery acquired in April 2013. See page 14 for a reconciliation to results excluding newly acquired businesses.

(3)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. Series A, B and C common stockholders. See table on page 15 for the full schedule.
(4)	See the full definition of Adjusted Earnings Per Diluted Share on page 7.

Free cash flow was $1,198 million for the full year, up 2% from the full year of 2013, primarily due to improved operating performance offset by higher content payments and higher tax payments. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

Fourth Quarter Results

Fourth quarter revenues of $1,676 million increased $139 million, or 9%, over the fourth quarter a year ago, led by 17% growth at International Networks and 1% growth at U.S. Networks. Adjusted OIBDA decreased $25 million to $638 million, as 11% growth at International Networks was offset by a 7% decline at U.S. Networks. Changes in foreign currency exchange rates reduced fourth quarter revenue growth by 5% and Adjusted OIBDA growth by 6%. Excluding foreign currency fluctuations as well as the impact of the Eurosport transaction(5), licensing agreements and the consolidation of Discovery Family, total Company revenues increased 4% and Adjusted OIBDA decreased 2%.

Fourth quarter net income available to Discovery Communications, Inc. of $250 million ($0.38 per diluted share) decreased $39 million, or 13%, compared to $289 million ($0.41 per diluted share) for the fourth quarter a year ago, primarily due to higher restructuring costs and lower equity earnings this quarter. Adjusted EPS was $0.43 in the fourth quarter of this year compared with $0.46 in the same period a year ago.

Free cash flow was $390 million for the fourth quarter, up 23% from the fourth quarter of 2013, primarily due to improved operating performance and lower tax payments partially offset by higher content payments.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Revenues:
U.S. Networks	$745	$740	1%	$2,950	$2,947	—%
International Networks	884	755	17%	3,157	2,459	28%
Education and Other	43	47	(9)%	160	140	14%
Corporate and Eliminations	4	(5)	NM	(2)	(11)	82%
Total Revenues	$1,676	$1,537	9%	$6,265	$5,535	13%

Adjusted OIBDA:
U.S. Networks	$405	$435	(7)%	$1,680	$1,712	(2)%
International Networks	329	296	11%	1,124	949	18%
Education and Other	(9)	14	NM	6	30	(80)%
Corporate and Eliminations	(87)	(82)	(6)%	(319)	(289)	(10)%
Total Adjusted OIBDA	$638	$663	(4)%	$2,491	$2,402	4%

(5)	The Company completed its acquisition of a controlling stake in Eurosport International ("Eurosport") in May 2014. See page 14 for a reconciliation to results excluding Eurosport.

U.S. Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Revenues:
Distribution	$333	$309	8%	$1,289	$1,294	—%
Advertising	398	411	(3)%	1,605	1,576	2%
Other	14	20	(30)%	56	77	(27)%
Total Revenues	$745	$740	1%	$2,950	$2,947	—%
Adjusted OIBDA	$405	$435	(7)%	$1,680	$1,712	(2)%
Adjusted OIBDA Margin	54%	59%		57%	58%

Full Year Results

U.S. Networks’ revenues for the full year 2014 was $2,950 million, in line with last year, as advertising growth was offset by flat distribution growth, due to the impact of licensing agreements last year, and a decline in other revenues. Advertising revenues increased 2% mainly due to higher pricing and volume partially offset by lower delivery. Distribution revenues were essentially in line with last year as higher rates and the consolidation of Discovery Family were offset by additional revenues from licensing agreements in the full year 2013. Excluding the impact of licensing agreements and the consolidation of Discovery Family, distribution revenues grew 6% and total revenues grew 2% over the prior year.

Adjusted OIBDA decreased to $1,680 million, primarily reflecting higher content costs and the impact of licensing agreements in the prior year. Excluding the impact of licensing agreements and the consolidation of Discovery Family, Adjusted OIBDA grew 2% over last year, reflecting the 2% revenue growth as well as lower marketing costs.

Fourth Quarter Results

U.S. Networks’ revenues in the fourth quarter of 2014 increased 1% to $745 million as distribution growth was partially offset by a decline in advertising and other revenues. Advertising revenues declined 3% due to lower delivery and lower demand. Distribution revenues increased 8% due to higher rates and the consolidation of Discovery Family in the fourth quarter of 2014 partially offset by additional revenues from licensing agreements in the fourth quarter of 2013. Excluding the impact of licensing agreements and the consolidation of Discovery Family, distribution revenues grew 6% and total revenues decreased 1% over the prior year's quarter.

Adjusted OIBDA of $405 million was down 7% from last year, primarily reflecting higher content costs and the impact of licensing agreements in the prior year. Excluding the impact of licensing agreements and the consolidation of Discovery Family, Adjusted OIBDA decreased 7%.

International Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Revenues:
Distribution	$412	$331	24%	$1,553	$1,242	25%
Advertising	433	406	7%	1,483	1,162	28%
Other	39	18	117%	121	55	120%
Total Revenues	$884	$755	17%	$3,157	$2,459	28%
Adjusted OIBDA	$329	$296	11%	$1,124	$949	18%
Adjusted OIBDA Margin	37%	39%		36%	39%

Full Year Results

International Networks’ revenues for the full year 2014 increased 28% to $3,157 million, with distribution revenues up 25% and advertising revenues up 28%. Changes in foreign currency exchange rates reduced full year international revenue growth by 4% and Adjusted OIBDA growth by 8%. Excluding foreign currency fluctuations and newly acquired businesses, total revenues were up 11%. Advertising revenues, excluding newly acquired businesses, were up 14% in local currency terms primarily due to increased delivery and pricing in Western Europe and volume in Latin America and increased pricing in the Nordics. Distribution revenues, excluding newly acquired businesses, grew 9% in local currency terms mainly from subscriber growth and higher rates in Latin America and subscriber growth in CEEMEA. Other revenues excluding newly acquired businesses and foreign currency fluctuations were essentially flat year over year.

Adjusted OIBDA increased 18% to $1,124 million. Excluding newly acquired businesses and foreign currency fluctuations, Adjusted OIBDA was up 16% , reflecting the 11% revenue growth partially offset by an 8% increase in operating expenses. The higher operating expenses were primarily due to increased content expense and higher personnel costs.

Fourth Quarter Results

International Networks’ revenues for the fourth quarter increased 17% to $884 million, with distribution revenues up 24% and advertising revenues up 7%. Changes in foreign currency exchange rates reduced fourth quarter international revenue growth by 10% and Adjusted OIBDA growth by 13%. Excluding foreign currency fluctuations and Eurosport, total revenues were up 8%. Advertising revenues, excluding Eurosport, were up 10% in local currency terms, primarily due to increased delivery in Western Europe and higher volume in Latin America. Distribution revenues, excluding Eurosport, grew 8% in local currency terms, mainly from increased subscribers and higher rates in Latin America. Other revenues decreased by $2 million excluding Eurosport and foreign currency fluctuations primarily due to a decrease in program sales.

Adjusted OIBDA increased 11% to $329 million. Excluding Eurosport and foreign currency fluctuations, Adjusted OIBDA was up 15%, reflecting the 8% revenue growth partially offset by a 4% increase in operating expenses. The higher operating expenses were primarily due to increased content expense.

Education and Other

During the fourth quarter of 2014, our Studio production businesses were reorganized into an operating segment and reclassified from our U.S. networks and International networks segments and combined with our Education segment, renamed Education and Other. All prior period amounts have been recast to conform to the new classifications.

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Revenues	$43	$47	(9)%	$160	$140	14%
Adjusted OIBDA	$(9)	$14	NM	$6	$30	(80)%
Adjusted OIBDA Margin	(21)%	30%		4%	21%

Full Year Results

Education and Other revenues for the full year increased by $20 million primarily as a result of additional revenues due to business combinations. Adjusted OIBDA decreased by $24 million compared to the full year 2013, as the revenue growth was more than offset by investments in the production of global content Intellectual Property, additional costs associated with these business combinations and investments in digital textbooks.

Fourth Quarter Results

Education and Other revenues for the fourth quarter decreased by $4 million due to lower assessment and licensing revenues. Adjusted OIBDA decreased by $23 million compared to the fourth quarter of 2013, primarily due to investments in the production of global content Intellectual Property and the lower revenues.

Corporate and Eliminations

Adjusted OIBDA decreased by $30 million compared to the full year 2013, primarily due to higher personnel costs, professional fees and strategic transaction costs. Adjusted OIBDA decreased by $5 million compared to the fourth quarter a year ago, primarily due to higher personnel and corporate marketing costs.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 7.9 million shares of its Series C common stock at an average price of $34.75 per share for a total of $274 million. Additionally, on November 6, 2014, pursuant to the previously announced share repurchase agreement between the Company and Advance/Newhouse Programming Partnership ("ANPP"), the Company repurchased, on a pre-dividend basis, 0.6 million shares of Series C convertible preferred stock at $76.80 per share and on a post-dividend basis, 0.4 million shares at $85.36 per share for a total of $80 million from ANPP. In total the Company spent $354 million on share repurchases during the quarter.

For the full year 2014, the Company repurchased 11.5 million shares of its Series C common stock at an average price of $76.06 per share before the special stock dividend on August 6 and 9.8 million shares of its Series C common stock at an average price of $36.33 per share after August 6 for a total of $1.23 billion. Additionally, the Company repurchased from ANPP, on a pre-dividend basis, 1.5 million shares of Series C convertible preferred stock at $75.56 per share and 0.6 million shares at $76.80 per share and on a post-dividend basis, 0.4 million shares at $85.36 per share for a total of $190 million. In total the Company spent $1.42 billion on share repurchases during 2014.

The Company has repurchased 91.3 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program to date at an aggregate purchase price of approximately $4.8 billion. In aggregate, including the 20.2 million preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, the Company has repurchased 27% of its outstanding shares since buyback activity was authorized in 2010. Note that the aggregate share numbers have not been adjusted to reflect the special stock dividend.

Under the stock repurchase program, management is authorized to purchase shares of common stock from time to time through open market purchases at prevailing prices or privately negotiated purchases or pursuant to one or more accelerated stock repurchase agreements or other derivative arrangements as permitted by securities laws and other legal requirements and subject to stock price, business and market conditions and other factors.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase their shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company.

FULL YEAR 2015 OUTLOOK

Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii)depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, (vi) gains and losses on business and asset dispositions, and (vii) certain inter-segment eliminations related to production studios.

Beginning January 1, 2014, the Company reclassified foreign currency gains (losses), net due to transaction settlements and re-measurement of working capital items from selling, general and administrative expense, which is a component of operating income, to other income (expense), net. Prior period amounts have been reclassified to conform to the current year presentation.  The total foreign currency reclassifications were a loss of $1 million for the three months ended December 31, 2013 and a gain of $23 million for the full year 2013.

The Company uses Adjusted OIBDA to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes this measure is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives.

The Company defines Adjusted net income as net income available to Discovery Communications, Inc. excluding the impact of amortization of acquisition-related intangible assets, and defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted net income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 12 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its fourth quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-800-901-5213 inside the U.S. and 1-617-786-2962 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 20, 2014. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming, strategic growth initiatives, plans for stock repurchases and the full year 2015 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Catherine Frymark (240) 662-2934	Jackie Burka (212) 548-5642
catherine_frymark@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Distribution	$745	$640	$2,842	$2,536
Advertising	831	817	3,089	2,739
Other	100	80	334	260
Total revenues	1,676	1,537	6,265	5,535
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	598	475	2,124	1,689
Selling, general and administrative	445	449	1,692	1,598
Depreciation and amortization	86	86	329	276
Restructuring and other charges	71	5	90	16
Gain on disposition		—	(31)	(19)
Total costs and expenses	1,200	1,015	4,204	3,560
Operating income	476	522	2,061	1,975
Interest expense, net	(81)	(78)	(328)	(306)
Income (loss) from equity investees, net	(11)	27	23	18
Other (expense) income, net	(20)	(12)	(9)	49
Income from continuing operations before income taxes	364	459	1,747	1,736
Provision for income taxes	(129)	(169)	(610)	(659)
Net income	235	290	1,137	1,077
Net income attributable to noncontrolling interests	—	—	(2)	(1)
Net loss (income) attributable to redeemable noncontrolling interests	15	(1)	4	(1)
Net income available to Discovery Communications, Inc.	$250	$289	$1,139	$1,075

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.38	$0.41	$1.67	$1.50
Diluted	$0.38	$0.41	$1.66	$1.49

Weighted average shares outstanding (1):
Basic	442	473	454	484
Diluted	666	709	687	722

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$367	$408
Receivables, net	1,433	1,371
Content rights, net	329	277
Deferred income taxes	87	73
Prepaid expenses and other current assets	275	281
Total current assets	2,491	2,410

Noncurrent content rights, net	1,973	1,883
Property and equipment, net	554	514
Goodwill	8,236	7,341
Intangible assets, net	1,971	1,565
Equity method investments	644	1,087
Other noncurrent assets	145	179
Total assets	$16,014	$14,979

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$225	$141
Accrued liabilities	1,094	992
Deferred revenues	178	144
Current portion of debt	1,107	17
Total current liabilities	2,604	1,294

Noncurrent portion of debt	6,046	6,482
Deferred income taxes	588	637
Other noncurrent liabilities	425	333
Total liabilities	9,663	8,746

Redeemable noncontrolling interests	747	36

Equity:
Preferred stock	2	2
Common stock	5	3
Additional paid-in capital	6,917	6,826
Treasury stock, at cost	(4,763)	(3,531)
Retained earnings	3,809	2,892
Accumulated other comprehensive (loss) income	(368)	4
Total Discovery Communications, Inc. stockholders’ equity	5,602	6,196
Noncontrolling interests	2	1
Total equity	5,604	6,197
Total liabilities and equity	$16,014	$14,979

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Twelve Months Ended December 31,
	2014	2013
Operating Activities
Net income	$1,137	$1,077
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	78	190
Depreciation and amortization	329	276
Content amortization and impairment expense	1,557	1,190
Gain on disposition	(31)	(19)
Remeasurement gain on previously held equity interest	(29)	(92)
Equity in (earnings) losses of investee companies, net of cash distributions	(1)	(4)
Deferred income tax (benefit) expense	(181)	83
Launch amortization expense	11	18
Loss from hedging instruments, net	—	55
Other, net	33	32
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	6	(120)
Content rights	(1,683)	(1,426)
Accounts payable and accrued liabilities	138	106
Equity-based compensation liabilities	(81)	(64)
Income tax receivable	40	(5)
Other, net	(5)	(12)
Cash provided by operating activities	1,318	1,285

Investing Activities
Purchases of property and equipment	(120)	(115)
Business acquisitions, net of cash acquired	(372)	(1,861)
Hedging instruments, net	—	(55)
Proceeds from disposition	45	28
Distributions from equity method investees	61	47
Investments in equity method investees, net	(177)	(28)
Other investing activities, net	(5)	(3)
Cash used in investing activities	(568)	(1,987)

Financing Activities
Borrowings from debt, net of discount	415	1,198
Borrowings under revolving credit facility, net	38	—
Commercial paper, net	229	—
Debt issuance cost	(6)	(12)
Principal repayments of capital lease obligations	(19)	(32)
Repurchases of stock	(1,422)	(1,305)
Cash proceeds from equity-based plans, net	44	73
Other financing activities, net	(13)	(7)
Cash used in financing activities	(734)	(85)

Effect of exchange rate changes on cash and cash equivalents	(57)	(6)

Net change in cash and cash equivalents	(41)	(793)
Cash and cash equivalents, beginning of period	408	1,201
Cash and cash equivalents, end of period	$367	$408

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended December 31, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$405	$(7)	$—	$—	$(63)	$335
International Networks	329	(62)	(3)	—	(16)	248
Education and Other	(9)	(2)			8	(3)
Corporate and Eliminations	(87)	(15)		(2)	—	(104)
Total	$638	$(86)	$(3)	$(2)	$(71)	$476

	Three Months Ended December 31, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$435	$(3)	$(1)	$—	$(1)	$430
International Networks	296	(67)	(3)	—	(3)	223
Education and Other	14	(1)	—	—	—	13
Corporate and Eliminations	(82)	(15)	—	(46)	(1)	(144)
Total	$663	$(86)	$(4)	$(46)	$(5)	$522

(1) For the three months ended December 31, 2014, amounts represent restructuring charges of $71 million. For the three months ended December 31, 2013, amounts represent restructuring charges of $5 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Twelve Months Ended December 31, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$1,680	$(17)	$—	$—	$(37)	$1,626
International Networks	1,124	(247)	(11)	—	(26)	840
Education and Other	6	(7)	—	—	6	5
Corporate and Eliminations	(319)	(58)	—	(31)	(2)	(410)
Total	$2,491	$(329)	$(11)	$(31)	$(59)	$2,061

	Twelve Months Ended December 31, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$1,712	$(10)	$(7)	$—	$15	$1,710
International Networks	949	(205)	(11)	—	(11)	722
Education and Other	30	(4)	—	—	—	26
Corporate and Eliminations	(289)	(57)	—	(136)	(1)	(483)
Total	$2,402	$(276)	$(18)	$(136)	$3	$1,975

(1) For the twelve months ended December 31, 2014, amounts represent gains on dispositions of $31 million and restructuring charges of $90 million. For the twelve months ended December 31, 2013, amounts represent a gain on disposition of $19 million and restructuring charges of $16 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NEWLY ACQUIRED BUSINESSES(1)
(unaudited; amounts in millions)

	Three months ended December 31,
	2014		2014	2013
	International Networks As Reported	2014 Newly Acquired Businesses (1)	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$412	$82	$330	$331	—%
Advertising	433	23	$410	406	1%
Other	39	25	$14	18	(22)%
Total Revenues	$884	$130	$754	$755	—%
Adjusted OIBDA	$329	$24	$305	$296	3%

	Three months ended December 31,
	2014			2013
	Total Company As Reported	2014 Newly Acquired Businesses (1)	2014 Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$745	$82	$663	$640	4%
Advertising	831	23	$808	817	(1)%
Other	100	25	$75	80	(6)%
Total Revenues	$1,676	$130	$1,546	$1,537	1%
Adjusted OIBDA	$638	$24	$614	$663	(7)%

	Twelve months ended December 31,
	2014		2014	2013
	International Networks As Reported	2014 Newly Acquired Businesses (1)	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$1,553	$244	$1,309	$1,242	5%
Advertising	1,483	197	$1,286	1,162	11%
Other	121	68	$53	55	(4)%
Total Revenues	$3,157	$509	$2,648	$2,459	8%
Adjusted OIBDA	$1,124	$87	$1,037	$949	9%

	Twelve months ended December 31,
	2014			2013
	Total Company As Reported	2014 Newly Acquired Businesses (1)	2014 Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$2,842	$244	$2,598	$2,536	2%
Advertising	3,089	197	$2,892	2,739	6%
Other	334	68	$266	260	2%
Total Revenues	$6,265	$509	$5,756	$5,535	4%
Adjusted OIBDA	$2,491	$87	$2,404	$2,402	—%

(1)
For the three months ended December 31, 2014, newly acquired businesses include Eurosport International, in which Discovery took a controlling stake in May 2014. For the twelve months ended December 31, 2014, newly acquired businesses include Eurosport International since the acquisition date of the controlling interest and first quarter results from SBS Nordic, which Discovery acquired in April 2013. This reconciliation does not take into account other items such as foreign exchange and licensing revenues.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

EARNINGS PER SHARE

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Numerator:
Net income	$235	$290	$1,137	$1,077
Less:
Allocation of undistributed income to Series A convertible preferred stock	(53)	(58)	(236)	(212)
Net income attributable to noncontrolling interests	—	—	(2)	(1)
Net loss (income) attributable to redeemable noncontrolling interests	15	(1)	4	(1)
Redeemable noncontrolling interest adjustments to redemption value	—	(1)	(1)	(2)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$197	$230	$902	$861
Net income allocable to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	166	194	758	727
Series C convertible preferred stockholders	31	36	144	134
Total	197	230	902	861

Add back:
Allocation of undistributed income to Series A convertible preferred stockholders	53	58	236	212
Net income available to Discovery Communications, Inc. stockholders for diluted net income per share	$250	$288	$1,138	$1,073

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	442	473	454	484
Weighted-average impact of assumed preferred stock conversion	220	229	227	231
Weighted-average dilutive effect of equity awards	4	7	6	7
Weighted-average Series A, B and C common shares outstanding — diluted	666	709	687	722
Weighted-average Series C convertible preferred stock outstanding — basic and diluted	42	44	43	45

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.38	$0.41	$1.67	$1.50
Series C convertible preferred stockholders	$0.76	$0.82	$3.34	$3.00

Diluted earnings per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.38	$0.41	$1.66	$1.49
Series C convertible preferred stockholders	$0.76	$0.82	$3.32	$2.98

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Net Income available to Discovery Communications, Inc.	$250	$289	$(39)	$1,139	$1,075	$64
Amortization of acquisition-related intangible assets, net of tax	34	35	(1)	127	102	25
Adjusted Net Income	$284	$324	$(40)	$1,266	$1,177	$89

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Diluted earnings per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.38	$0.41	$(0.03)	$1.66	$1.49	$0.17
Amortization of acquisition-related intangible assets, net of tax	0.05	0.05	—	0.18	0.14	0.04
Adjusted earnings per diluted share	$0.43	$0.46	$(0.03)	$1.84	$1.63	$0.21
				13%

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Cash provided by operating activities	$425	$355	$70	$1,318	$1,285	$33
Purchases of property and equipment	(35)	(39)	4	(120)	(115)	(5)
Free cash flow	$390	$316	$74	$1,198	$1,170	$28

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
December 31, 2014
3.70% Senior Notes, semi-annual interest, due June 2015	$850
5.625% Senior Notes, semi-annual interest, due August 2019	500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
2.375% Senior Notes, euro denominated, annual interest, due March 2022	365
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Revolving credit facility	38
Capital lease obligations	187
Commercial paper	229
Total debt	7,169
Unamortized discount	(16)
Debt, net	7,153
Current portion of debt	(1,107)
Noncurrent portion of debt	$6,046

EQUITY-BASED COMPENSATION
	December 31, 2014
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Unit Awards	1.2	$20.59	—	$—
Stock Appreciation Rights	12.1	37.38	—	—
Stock Options	14.7	22.01	10.4	16.85
Performance-based Restricted Stock Units	4.9	32.23	0.9	17.81
Service-based Restricted Stock Units	1.6	34.16	0.1	20.87
Total Equity-based Compensation Plans	34.5	$29.37	11.4	$16.96

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2013	234.30	114.50	348.80
Shares repurchased	(21.28)	—	(21.28)
Share dividend	224.27		224.27
Shares issued – equity-based compensation	1.86	—	1.86
Preferred stock dividend	—	(2.40)	(2.40)
Total shares outstanding as of December 31, 2014	439.15	112.10	551.25